UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8- K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):April 8, 2014

CLASSIC RULES JUDO CHAMPIONSHIPS, INC.
(Exact name of registrant as
specified in its charter)
Delaware	333-167451	20-8424623
(State of other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
6204 Beaver Run
Jamesville, NY		13078
(Address of principal executive offices)		(Zip Code)
1 (315) 451-4889
Registrant’s telephone number, including area code:

100 Research Drive, Suite 16
Stamford, Connecticut 06906
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02   Unregistered Sales of Equity Securities.

On April 8, 2014, Classic Rules Judo Championships, Inc. (the “Company”) announced that it issued an aggregate of 11,000,000 newly issued shares of Common Stock to Procap Funding, Inc. of 6 Landmark Square, Stamford, CT (“Procap”) pursuant to a Securities Purchase Agreement. Said shares were never issued.

On May 9, 2014 the Company announced that it issued an aggregate of 500,000 newly issued Preferred Stock, $0.001 par value, designated as Series A Super Voting Preferred Stock ("Series A Stock") to Procap pursuant to a Securities Purchase Agreement.

The Company issued the Series A Stock pursuant to Section 4(2) of the Securities Act due to the fact that it did not involve a public offering.

Item 3.03   Material Modification to Rights of Securitiy Holders.

On May 9, 2014 the Company's Board of Directors authorized from its 50,000,000 authorized Preferred Stock, $0.001 par value, the designation of  500,000 shares of Preferred Stock,  the Series A Stock to be issued in denominations of not less than 100 shares.  Said Series A Stock has super voting rights of 200 votes per share.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 Changes in Control of Registrant.

A change of control of the Company occurred on May 9 , 2014 when Procap acquired from the Company 500,000 newly issued shares of Series A Stock . As a result, Procap owns 500,000 Series A Stock which have the super voting rights of 100,000,000 shares of the Company as compared to a total of 18,922,426 shares of Common Stock issued and outstanding.

The Company is not aware of any arrangements, including any pledge of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(a)   On April 8, 2014, Mr. Chris Angle presented to the Board of the Company a letter of resignation whereby he resigned from his positions as Chief Executive Officer and Chief Financial Officer of the Company as the sole member of the Board and all other positions to which he has been assigned, regardless of whether Mr. Angle served in such capacity, of the Company, effective at 11;59 A.M. on April 8, 2014. Mr. Angle’s resignation was not the result of any disagreements with the Company on any matters relating to the Company’s operations, policies or practices. A copy of Mr. Angle’s resignation letter is attached hereto as Exhibit 99.1 and incorporated herein in its entirety by reference.

(c) On April 8, 2014, the stockholders of the Company holding a majority in interest of the Company’s voting equity, approved by written consent and the members of the board of directors (the “Board”) of the Company approved by unanimous written consent, (i) the acceptance of resignation of Mr. Chris Angle from his positions as an officer and director of the Company, and (ii) the appointment of Mr. Craig H. Burton as Chief Executive Officer, Chief Financial Officer, Secretary and as the sole member of the Board of the Company.

Craig H Burton attended University of South Carolina-Coastal and was a duly licensed Real estate agent in the State of New York. Craig has run a communications business the last 5 years. He is in charge of all company matters at P Laser Company.

Involvement in Certain Legal Proceedings

During the past five years no director or executive officer of the company (i) has been involved as a general partner or executive officer of any business which has filed a bankruptcy petition; (ii) has been convicted in any criminal proceeding nor is subject to any pending criminal proceeding; (iii) has been subjected to any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (iv) has been found by a court, the Commission or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law.

Family Relationships

Mr. Burton has no family relationship with any of the previous officers or directors of the Company. Mr. Burton has no direct or indict financial interest in the Company or in the majority shareholder.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit Index

Exhibit No.:	Description:

3.1	Certification of the Designations, Powers Preferences and Rights of the Series A Super Voting Preferred Stock )$0.001 Par Value Per Share) dated May 9, 2014
99.1	Resignation Letter of Chris Angle dated April 8, 2014 incoprorated by reference from the Commpany's Form 8-K filed with theSecurites and Exchange Commission on April 8, 2014
99.2	Minutes of Special Meeting of Board of Directors of Classic Rules Judo Championships, Inc. dated May 9, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 3, 2014	Classic Rules Judo Championships, Inc.
By: /s/ Craig Burton
Craig Burton, Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer